FOR IMMEDIATE RELEASE          FOR FURTHER INFORMATION
July 21, 2004                  Brendan J. McGill
                               Senior Vice President and Chief Financial Officer
                               (215-256-8828

SUMMARY: Harleysville Savings Financial Corporation Declares Cash Dividend And Reports Third Quarter Results

     Harleysville, PA, July 21, 2004 - Harleysville Savings Financial Corporation (the "Company") (NASDAQ:HARL), today declared a cash dividend for the third quarter of fiscal year 2004.

     The Company's board of directors declared a regular quarterly cash dividend of $.20 per share, which is an increase of 11.1% over the cash dividend paid during the same quarter last year. This is the sixty-eighth consecutive quarter that the Company has paid a cash dividend. The cash dividend will be payable on August 25, 2004 to stockholders of record on August 11, 2004.

         Net income for the quarter was $1,121,000 or $.48 per diluted share compared to $1,120,000 or $.48 per diluted share for the same period last year. Earnings reflected a 4.8% increase in net interest income to $3,040,000 from $2,900,000 for the same period last year, which was offset by a 9.1% increase in operating expenses to $1,891,000 from $1,732,000 for the same period a year ago. The increase in operating expenses was a result of asset growth and normal inflationary effects.

         Net income for the nine months of fiscal year 2004 was $3,565,000 or $1.53 per diluted share compared to $3,444,000 or $1.48 per diluted share. Earnings reflected a 2.3% increase in net interest income to $9,033,000 from $8,833,000 for the same period last year, which was offset by a 7.1% increase in operating expenses to $5,526,000 from $5,161,000 from the same period a year ago. The increase in operating expenses was a result of asset growth and normal inflationary effects.

         The Company's assets increased 7.5% to $708 million from $658 million a year ago. Stockholders' book value increased to $18.88 per share from $17.70 per share a year ago.

     Because of its strong emphasis on home mortgage lending and a business model that focuses on serving the personal financial needs of families and individuals, the Company has been able to maintain a high quality loan portfolio and outstanding expense efficiency ratio. These two cornerstone principles, along with a carefully managed capital position, represent the foundational trilogy of the Company's business plan. For the nine months ended June 30, 2004, the Company's ratio of non-performing assets plus 90-day delinquent loans amount to .04% of total assets and its efficiency ratio was 55.36%, both outstanding performance ratios for the industry.

     Harleysville Savings Financial Corporation is the holding company for Harleysville Savings Bank. Established in 1915, Harleysville Savings Bank is a Pennsylvania chartered and federally insured savings bank headquartered in Harleysville, PA. Harleysville, PA is located in central Montgomery County, which has the third largest population base and the second highest per capita income in the state of Pennsylvania.

     This presentation may contain forward-looking statements (within the meaning of the Private Securities Litigation Reform Act of 1995). Actual results may differ materially from the results discussed in these forward-looking statements. Factors that might cause such a difference include, but are not limited to, general economic conditions; changes in interest rates; deposit flows; loan demand; real estate values and competition; changes in accounting principles, policies, or guidelines; changes in legislation or regulation; and other economic, competitive, governmental, regulatory, and technological factors affecting the Company's operations, pricing, products and services.

Harleysville Savings Financial Corporation
Selected Consolidated Financial Data as of June 30, 2004

(Dollars in thousands except per share data)          ----------------------   ----------------------
((1)Unaudited)                                         Nine Months Ended:        Three Months Ended:
                                                      ----------------------   ----------------------
                                                        June 30     June 30      June 30     June 30
Selected Consolidated Earnings Data                     2004(1)     2003(1)      2004(1)     2003(1)
----------------------------------------------------    -------     -------      -------     -------
Total interest income                                 $   24,256      25,344   $    8,087     $ 8,256

Total interest expense                                    15,223      16,511        5,047       5,356
                                                      ----------  ----------   ----------  ----------

Net Interest Income                                        9,033      8,833         3,040       2,900
Provision for loan losses                                   --          --           --          --
                                                      ----------  ----------   ----------  ----------

Net Interest Income after Provison for Loan                9,033       8,833        3,040       2,900
                                                      ----------  ----------   ----------  ----------

Gain on sales of investments                                 245          --           20        --

Gain on sales of loans                                        18           6         --             6

Other income                                                 947         936          302         324

Total other expenses                                       5,526       5,161        1,891       1,732
                                                      ----------  ----------    ---------  ----------

Income before Income Taxes                                 4,717       4,614        1,471       1,498
Income tax expense                                         1,152       1,170          350         378
                                                      ----------  -----------  ----------  ----------

Net Income                                            $    3,565  $    3,444    $   1,121  $    1,120
                                                      ==========  ==========   ==========  ==========


Per Common Share Data
----------------------------------------------------
Basic earnings                                        $     1.56  $     1.52   $     0.49  $     0.49
Diluted earnings                                      $     1.53  $     1.48   $     0.48  $     0.48
Dividends                                             $     0.60  $     0.48   $     0.20  $     0.16
Book value                                            $    18.88  $    17.70   $    18.83  $    17.70
Shares outstanding                                     2,292,066   2,264,273    2,292,066   2,264,273
Average shares outstanding                             2,281,762   2,271,791    2,288,116   2,275,936
Average shares outstanding                             2,334,127   2,321,813    2,335,893   2,328,722


                                                      ----------------------   ----------------------
                                                       Nine Months Ended:        Three Months Ended:
                                                      ----------------------   ----------------------
                                                        June 30     June 30      June 30     June 30
Other Selected Consolidated Data                        2004(1)     2003(1)      2004(1)     2003(1)
----------------------------------------------------    -------     -------      -------     -------
Return on average assets                                    0.69%       0.72%        0.64%       0.68%
Return on average equity                                   11.32%      11.77%       10.49%      11.22%
Interest rate spread                                        1.61%       1.71%        1.61%       1.63%
Net yield on interest earning                               1.79%       2.11%        1.79%       1.82%
Operating expenses to average                               1.06%       1.08%        1.08%       1.06%
Efficiency ratio                                           55.36%      52.84%       56.58%      53.72%
Ratio of non-performing loans to total
  assets at end of period                                   0.04%       0.04%        0.04%       0.04%
Loan loss reserve to total loans, net                       0.60%       0.68%        0.60%       0.68%


                                                      -----------------------------------------------
                                                       June 30,   Mar 31, 2004  Dec 31,      Sept 30
Selected Consolidated Financial Data                    2004(1)        (1)       2003(1)      2003
----------------------------------------------------  -----------------------------------------------
Total assets                                          $  707,914  $  693,888   $  696,344  $  653,288

Loans receivable - net                                   327,664     321,775      316,065     297,346

Loan loss reserve                                          1,980       1,984        1,988       1,991
Cash & investment securities                              81,912      82,993       89,676      94,651
Mortgage-backed securities                               266,012     257,480      258,717     230,247
FHLB stock                                                14,836      14,417       14,578      13,782
Deposits                                                 402,654     395,304      391,872     380,687
FHLB advances                                            255,812     251,307      258,084     228,817
Total stockholders' equity                                43,275      42,518       41,746      40,816